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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 20, 2001
                                -----------------
                Date of Report (Date of earliest event reported)



                         HEARST-ARGYLE TELEVISION, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                      000-27000                   74-271753
      --------                      ---------                   ---------
(State of Organization)      (Commission File Number)         (IRS Employer
                                                            Identification No.)




                               888 Seventh Avenue
                            New York, New York 10106
                            ------------------------
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (212) 887-8000
                                 --------------
              (Registrant's telephone number, including area code)



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         Item 5. Other Events.
                 ------------

         On December 20, 2001, Hearst-Argyle Television, Inc. (the "Company") completed a private placement of $200 million principal amount of convertible trust preferred securities through Hearst-Argyle Capital Trust, a subsidiary trust (the "Trust"). The Trust issued 1,400,000 shares of 7.5% Series A Convertible Preferred Securities (liquidation preference $50 per convertible preferred security) (the "Series A Trust Preferred Securities") for an aggregate of $70,000,000, and 2,600,000 shares of 7.5% Series B Convertible Preferred Securities (liquidation preference $50 per convertible preferred security) (the "Series B Trust Preferred Securities" and, together with the Series A Trust Preferred Securities, the "Trust Preferred Securities") for an aggregate of $130,000,000, to institutional investors. The investor group included The Hearst Corporation, the Company's majority shareholder. As part of the transaction, the Company issued and sold to the Trust, in exchange for the proceeds from the sale of the Trust Preferred Securities, $72,164,960 aggregate principal amount of 7.5% convertible junior subordinated deferrable interest debentures Series A, Due 2016 (the "Series A Debentures") and $134,020,640 aggregate principal amount of 7.5% convertible junior subordinated deferrable interest debentures Series B, Due 2021 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"). Proceeds of the issuance will be used to pay down the Company's borrowings under its existing bank credit facility.

         The Trust Preferred Securities are effectively convertible, at the option of the holder at any time, into shares of the Company's Series A Common Stock, par value $.01 per share ("Hearst-Argyle Common Stock") through an exchange of such Trust Preferred Securities for a portion of the Debentures of the corresponding series held by the Trust. The Series A Debentures are convertible into Hearst-Argyle Common Stock at an initial rate of 2.005133 shares of Hearst-Argyle Common Stock per $50 principal amount of Series A Debentures (equivalent to a conversion price of $24.9360 per share of Hearst-Argyle Common Stock) and the Series B Debentures are convertible into Hearst-Argyle Common Stock at an initial rate of 1.972262 shares of Hearst-Argyle Common Stock per $50 principal amount of Series B Debentures (equivalent to a conversion price of $25.3516 per share of Hearst-Argyle Common Stock). The Series A Preferred Securities mature on December 31, 2016 with distributions payable thereon at a rate of 7.5% per year. The Series B Preferred Securities mature on December 31, 2021 with distributions payable thereon at a rate of 7.5% per year. The Terms of the Series A and Series B Trust Preferred Securities, a copy of which is attached hereto as Exhibit 99.2, sets forth further details of the Series A and Series B Trust Preferred Securities.

         The Series A Debentures mature on December 31, 2016 and bear interest at a rate of 7.5% per year. The Series B Debentures mature on December 31, 2021 and bear interest at a rate of 7.5% per year. The Company has the right to defer interest on the Debentures (and therefore distributions on the Trust Preferred Securities) by extending the interest payment period from time to time in accordance with and subject to the terms of the Trust Preferred Securities. Further, the Series A Debentures may be redeemed at the option of the Company (or at the direction of The Hearst Corporation) at any time on or after December 31, 2004 and the Series B Debentures may be redeemed at the option of the Company (or at the direction of The Hearst Corporation) at any time on or after December 31, 2006, at the redemption prices described in the Indenture, a copy of which is attached hereto as Exhibit 99.3. Redemption or repayment of the Debentures results in a redemption of the corresponding amount and series of the Trust Preferred Securities.

         The securities were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the "Securities Act") and have not been registered under the Securities Act. They may not be offered, sold, pledged or otherwise transferred by the purchasers in the absence of registration or an applicable exemption therefrom. The Company has entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 99.4, with the holders of the Trust Preferred Securities with respect to the resale by such holders of the Hearst-Argyle Common Stock issuable upon conversion of the Trust Preferred Securities.

         A copy of the Company's press release announcing the transaction is attached hereto as Exhibit 99.5.


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Item 7. Exhibits.
        --------



         99.1 Amended and Restated Declaration of Trust of Hearst-Argyle Capital Trust.

         99.2 Terms of 7.5% Series A and Series B Convertible Preferred Securities and 7.5% Series A and Series B Convertible Common Securities.

         99.3 Indenture, dated as of December 20, 2001, by Hearst-Argyle Television, Inc. to Wilmington Trust Company, as Trustee.

         99.4 Registration Rights Agreement, by and among Hearst-Argyle Television, Inc. and the purchasers of the Trust Preferred Securities.

         99.5     Press Release, dated December 21, 2001.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            HEARST-ARGYLE TELEVISION, INC.



                                            By: /s/ Jonathan C. Mintzer
                                                -------------------------
                                                Jonathan C. Mintzer
                                                Vice President, General Counsel
                                                and Secretary

Date: December 28, 2001



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                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

99.1           Amended and Restated Declaration of Trust of Hearst-Argyle
               Capital Trust.

99.2 Terms of 7.5% Series A and Series B Convertible Preferred Securities and 7.5% Series A and Series B Convertible Common Securities.

99.3 Indenture, dated as of December 20, 2001, by Hearst-Argyle Television, Inc. to Wilmington Trust Company, as Trustee.

99.4 Registration Rights Agreement, by and among Hearst-Argyle Television, Inc. and the purchasers of the Trust Preferred Securities.

99.5           Press Release, dated December 21, 2001.